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                                                                     Exhibit 8.1

                       Subsidiaries of DRAXIS Health Inc.


                                                                                      Other Names Under
                                                                                      Which Subsidiary is
Subsidiary                             Jurisdiction of Incorporation                  Doing Business
----------                             -----------------------------                  -------------------
DRAXIMAGE Inc.                         Canada (CBCA)
DRAXIS Pharma Inc.                     Canada (CBCA)                                  DPI
Deprenyl Animal Health, Inc.           State of Louisiana                             DAHI
DAHI LLC                               State of Delaware
DAHI Nevada Inc.                       State of Nevada
DRAXIS U.S. Inc.                       State of Delaware
DAHI Animal Health (New Zealand) Pty   New Zealand (Companies Act 1993 as a limited
Limited                                liability company)
DAHI Animal Health (UK) Limited        England and Wales (Companies Act 1985 as a
                                       private limited company)
DRAXIMAGE LLC                          State of Delaware
DRAXIMAGE (U.K.) Limited               England and Wales (Companies Act 1985 as a
                                       private limited company)